Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-234128) on Form S-8 of Frequency Therapeutics, Inc. of our report dated March  26, 2020, relating to the consolidated financial statements of Frequency Therapeutics, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Frequency Therapeutics, Inc. for the year ended December 31, 2019.

/s/ RSM US LLP

Boston, Massachusetts

March 26, 2020